UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2009

Autobytel Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22239	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2009, the Compensation Committee of the Board of Directors of Autobytel Inc., a Delaware corporation (“Autobytel”), approved adjustments to the base annual salary and target annual incentive bonus for, and granted stock options to, Mr. Curtis E. DeWalt in connection with his previously announced promotion to the position of Senior Vice President and Chief Financial Officer and undertaking of increased duties effective March 1, 2009.

The new base annual salary and target annual incentive bonus for, and number of stock options granted to, Mr. DeWalt are as follows:

Name	Base Annual Salary	Target Annual Incentive Bonus (% of Salary)	Number of Shares Subject to Options
Curtis E. DeWalt	$250,000	55%	100,000

The stock options have an exercise price of $.35 per share, the closing price for Autobytel’s common stock on the NASDAQ Global Market on March 3, 2009, and will vest over a three-year period, with one-third vesting on the first anniversary of the date of grant and thereafter in equal one thirty-sixth (1/36) installments of the original number of shares subject to the option on each monthly anniversary of the date of grant for the following twenty-four months. In addition to the foregoing time-vesting requirement, (i) the exercise of 33,000 of these options must satisfy the performance condition that the closing price of Autobytel’s common stock over any 30 consecutive trading days is at least two times the option exercise price; and (ii) the exercise of 33,000 of these options must satisfy the performance condition that the closing price of Autobytel’s common stock over any 30 consecutive trading days is at least three times the option exercise price. The stock options expire 10 years from the date of grant. The vesting of the stock options will accelerate (i) if Autobytel terminates Mr. DeWalt’s employment without cause (as defined in Mr. DeWalt’s Severance Agreement dated September 29, 2008 (a copy of which is filed herewith as Exhibit 10.1)(“Severance Agreement”)) or Mr. DeWalt resigns his employment for good reason (as defined in the Severance Agreement); or (ii) upon a change of control of Autobytel (as defined in the Company’s Amended and Restated 2001 Restricted Stock and Option Plan).

In addition to the adjustments and stock option grants to Mr. DeWalt, Autobytel’s Compensation Committee also approved adjustments to the base annual salaries and target annual incentive bonuses for, and granted stock options to, three other officers who are not currently named executive officers for whom disclosure was required in Autobytel’s most recent filing with the Security and Exchange Commission that required disclosure pursuant to Item 402(c) of Regulation S-K. These adjustments and stock option grants were also made in connection with promotions of these individuals and their undertaking of increased responsibilities.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Severance Agreement dated September 29, 2008 between Autobytel and Mr. Curtis E. DeWalt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Autobytel Inc., a Delaware corporation

By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal Officer and Secretary

Date: March 9, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Severance Agreement dated September 29, 2008 between Autobytel and Mr. Curtis E. DeWalt